                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

             INDUSTRI-MATEMATIK INTERNATIONAL CORP.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]]

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                               901 MARKET STREET
                              WILMINGTON, DE 19801

                            ------------------------

                         NOTICE OF 2000 ANNUAL MEETING

                             ---------------------

    Please take notice that the Annual Meeting of the Shareholders of Industri-Matematik International Corp., a Delaware corporation ("Company"), will be held on October 11, 2000, at 10:00 a.m., local time, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York for the following purposes:

    1. To elect five directors to serve for one-year terms;

    2. To approve an increase in the shares reserved for issuance under the Industri-Matematik International Corp. 1998 Stock Option Plan;

    3. To approve the Industri-Matematik International Corp. Transferable Stock Option Plan;

    4. To approve an increase in the shares reserved for issuance under the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan;

    5. To ratify the appointment of Ohrlings PricewaterhouseCoopers AB as the Company's independent public accountants for the fiscal year ending April 30, 2001; and

    6. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on August 16, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Marvin S. Robinson,
                                          SECRETARY

August 25, 2000

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                               901 MARKET STREET
                              WILMINGTON, DE 19801

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industri-Matematik International Corp. ("Company") for the Annual Meeting of Shareholders of the Company to be held on October 11, 2000, at 10:00 a.m., local time, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York ("Annual Meeting"). The Company's Annual Report for the fiscal year ended April 30, 2000, a Notice of 2000 Annual Meeting, and a Proxy accompany this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by presenting at the Annual Meeting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

    Only holders of Common Stock on August 16, 2000, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 32,127,187 shares of Common Stock, all of which are entitled to vote on all matters to be acted upon at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her.

    The date of this Proxy Statement is August 25, 2000, which is the approximate date on which the Company's Annual Report, this Proxy Statement, the Notice of 2000 Annual Meeting, and Proxy are being sent to shareholders.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Company has a five member Board of Directors. At the 2000 Annual Meeting all five directors are to be elected to terms expiring at the 2001 Annual Meeting or until their successors are duly elected and qualified.

    The Board of Directors of the Company has nominated each of the current directors, Stig G. Durlow, Jeffrey A. Harris, William H. Janeway, Martin Leimdorfer, and Geoffrey W. Squire, to be re-elected at the Annual Meeting. The proxy holders intend to vote each proxy received by them for the election of the named nominees unless otherwise instructed on the proxy card. The Company is not aware of any circumstances which will cause any nominee to be unable or to decline to serve as a director. In the event that a nominee for director becomes unavailable, becomes unable to serve, or declines to serve, it is intended that votes pursuant to the proxies will be cast for such substitute nominee as may be nominated by the Board of Directors.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect each director, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

    The following table sets forth the names and ages of the current directors, each of whom is also a nominee for director, and the year during which each individual began serving as a director of the Company.

                                                                         SERVED AS DIRECTOR
                                                                           OF THE COMPANY
                                                                AGE             FROM
                                                              --------   ------------------
Stig G. Durlow..............................................     50             1996
Jeffrey A. Harris...........................................     44             1995
William H. Janeway..........................................     57             1995
Martin Leimdorfer...........................................     64             1995
Geoffrey W. Squire..........................................     53             1996

    Set forth below are biographical summaries of the directors, including descriptions of their principal occupations. (References to IMAB are to Industri-Matematik AB, a Swedish corporation formed in 1967 which is a predecessor to, and now a subsidiary of, the Company.)

    Stig G. Durlow joined IMAB as Vice President, Nordic Operations in 1994 and was elected President and Chief Executive Officer of IMAB in February 1995, and of the Company upon its formation on May 1, 1995. Mr. Durlow has served as a director of the Company since May, 1996, and was Chairman of the Board from May 1996, to August 2000. Prior to joining the Company, Mr. Durlow held various sales and marketing positions at IBM. Mr. Durlow is a member of the Compensation Committee.

    Jeffrey A. Harris has served as a director of IMAB since 1991 and of the Company since its formation in May 1995. Mr. Harris has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("E.M. Warburg") since 1988, where he has been employed since 1983. Mr. Harris is a director of Knoll, Inc., ECsoft Group plc, and Spinnaker Exploration, Inc. Mr. Harris is a member of the Audit Committee and the Compensation Committee.

    William H. Janeway has served as a director of IMAB since 1991 and of the Company since its formation in May 1995. Mr. Janeway has been a Managing Director of E.M. Warburg since 1988, became a Senior Managing Director in 1998, and is head of its High Technology Investment Group. Mr. Janeway is a director of BEA Systems, Inc., Inacom Corp., Indus International, Inc., and VERITAS Software Corporation.

    Martin Leimdorfer founded IMAB in 1967 and was its President and Chief Executive Officer from 1967 to 1995. Dr. Leimdorfer has been a director of IMAB since its formation and of the Company since its formation in May 1995.
Dr. Leimdorfer is a member of the Royal Swedish Academy of Engineering Sciences and serves on the boards of the Swedish Trade Council and the Swedish Institute for Industrial and Economics Research. Dr. Leimdorfer is a member of the Audit Committee and the Compensation Committee.

    Geoffrey W. Squire has served as a director of IMAB since 1994 and of the Company since May 1996. He became Chairman of the Board in August 2000.
Mr. Squire is a director and the co-Chairman and Executive Vice President of VERITAS Software Corporation, a storage management software company. Mr. Squire joined OpenVision Technologies, Inc. in 1994 and was its Chief Executive Officer from July, 1995, through April, 1997, when it merged with VERITAS Software Corporation. Mr. Squire is a member of the Audit Committee.

    There is no family relationship between any director or executive officer of the Company. During the 2000 fiscal year, the Board of Directors held a total of six meetings, and all directors attended all of the meetings.

                           COMPENSATION OF DIRECTORS

    Non-employee directors are paid $20,000 per year. The Company does not pay additional amounts for committee participation. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors and committees thereof.

                                   COMMITTEES

    The Audit Committee consists of Messrs. Harris and Squire and
Dr. Leimdorfer. The Audit Committee, among other things, reviews the internally prepared quarterly and annual financial statements, makes recommendations to the Board of Directors regarding the selection of independent public accountants, and reviews the annual financial statements, the result and scope of the audit, and other services provided by, and the independence of, the Company's independent public accountants. The Compensation Committee, which consists of Messrs. Durlow and Harris and Dr. Leimdorfer, administers the Company's Stock Option Plans and Restricted Stock Program and makes recommendations concerning salaries and incentive compensation for executive officers of the Company. The Audit Committee met four times during the last fiscal year, and all members attended all of the meetings. The Compensation Committee met on an informal basis at various times during the last fiscal year.

    The Company does not have a Nominating Committee, and nominations for directors are made by the entire Board of Directors.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During the last fiscal year, Mr. Durlow, the President, Chairman, and Chief Executive Officer of the Company, was a member of the Compensation Committee. Mr. Durlow took no part in any recommendation made by the Compensation Committee to the Board of Directors concerning himself. During the last fiscal year, Mr. Harris, a former Secretary of the Company, and Dr. Leimdorfer, a former President of the Company, were also members of the Compensation Committee.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains information regarding the ownership of the Common Stock of the Company as of August 16, 2000, by each director of the Company, each of the current executive officers named in the Summary Compensation Table on page 7, and all current directors and executive officers of the Company as a group:

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY              PERCENT
NAME OF BENEFICIAL OWNER                                       OWNED (1)                OF CLASS
------------------------                                      ------------              --------
Philippe Beaurain...........................................       31,500(2)                 *
Stig G. Durlow..............................................      610,000(3)               1.9
John P. Geraci, Jr..........................................      358,800(4)               1.1
Jeffrey A. Harris...........................................   12,287,502(5)              38.2
William H. Janeway..........................................   12,295,252(5)              38.3
Martin Leimdorfer...........................................    3,067,017(6)               9.5
Mats Lillienberg............................................      190,000(3)                 *
Lars-Goran Peterson.........................................      192,000(3)                 *
Geoffrey W. Squire..........................................      344,000(7)               1.0
All executive officers and directors as a group (11
  persons)..................................................   17,117,819(5)(6)(8)        52.6

------------

*   Less than 1%.

(1) Beneficial ownership is based on 32,127,187 outstanding shares of Common Stock as of August 16, 2000. In computing the number of shares outstanding, beneficially owned, and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within the next 60 days by exercise of options, conversion, or otherwise are included.

(2) Includes 30,000 shares subject to options exercisable currently or within the next 60 days.

(3) Represents shares purchased pursuant to the Restricted Stock Program (see page 9).

(4) Includes 200,000 shares subject to options exercisable currently or within the next 60 days.

(5) Includes 12,282,752 shares owned of record by Warburg Pincus Investors, LP ("Warburg") which are included because of Mr. Janeway's and Mr. Harris's affiliation with Warburg (see footnote 1 to the chart which follows). Messrs. Janeway and Harris disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein.

(6) Includes 3,067,017 shares owned of record by SP Contract Ltd. On June 28, 1999, Dr. Leimdorfer transferred these shares to SP Contract Ltd. in exchange for a deferred variable annuity. Because the value of the annuity depends on the value of the shares, Dr. Leimdorfer may be considered to have indirect beneficial ownership of the shares.

(7) Includes 190,000 shares subject to options exercisable currently or within the next 60 days.

(8) Includes 432,000 shares subject to options exercisable currently or within the next 60 days.

    Except for Martin Leimdorfer(1), whose mailing address is P.O.B. 71, Waterville, NH 03215, the Company knows of no beneficial owner of more than 5% of its outstanding Common Stock as of August 16, 2000, except as follows:

                                                                   NUMBER OF SHARES    PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   OF CLASS
    ------------------------------------                          ------------------   --------
    Warburg Pincus Investors, LP (2)............................      12,282,752         38.2
      466 Lexington Avenue, 10th Floor
      New York, NY 10017

    FMR Corp. (3)...............................................       3,249,350         10.1
      82 Devonshire Street
      Boston, MA 02109

    SP Contract Ltd. (1)(4).....................................       3,067,017          9.5
      P.O Box 146
      Trident Chambers
      Road Town, Tortola, B.V.I.

------------

    (1)See Note 6 on prior page.

    (2)The sole General Partner of Warburg is Warburg, Pincus & Co. ("WP"), a New York general partnership. E. M. Warburg, Pincus & Co. LLC ("EMWP & Co."), a New York limited liability company, manages Warburg. The members of EMWP & Co. are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP & Co. and may be deemed to control both WP and EMWP & Co. WP has a 20% interest in the profits of Warburg. Each of Mr. Janeway and Mr. Harris, directors of the Company and a Senior Managing Director and a Managing Director, respectively, of EMWP & Co., is a General Partner of WP. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg and WP.

    (3)Based upon a Schedule 13G filed in August, 2000, with the Securities and Exchange Commission and other information available to the Company, FMR Corp. ("FMR") is a holding company one of whose principal assets is the capital stock of Fidelity Management and Research Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which beneficially owned 2,487,490 shares of Company Common Stock. Fidelity International Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, an investment advisor, beneficially owned 761,860 shares of Company Common Stock.

    (4)Based upon a Schedule 13G filed with the Securities and Exchange Commission and other information available to the Company, SP Contract Ltd. is a British Virgin Islands corporation which acquired 3,067,017 shares of Company stock from Dr. Leimdorfer in exchange for a deferred variable annuity. See Note 6 on prior page.

                               EXECUTIVE OFFICERS

    In addition to Mr. Durlow, the Executive Officers of the Company include Karl Asp, Philippe Beaurain, John P. Geraci, Jr., Mats Lillienberg, Lars-Goran Peterson, and Marvin S. Robinson.

    Karl Asp, age 40, joined the Company in February, 1999, as the Director of Corporate Finance. He became the Treasurer and Chief Financial Officer in
June, 1999. Prior to joining the Company, Mr. Asp was the corporate financial manager at Europolitan Holdings AB, a Stockholm stock exchange-listed mobile telephone operator, from August, 1994, to February, 1999. Prior to that, Mr. Asp was a manager in the corporate finance department at Coopers & Lybrand.

    Philippe Beaurain, age 46, joined the Company in October, 1998, as Vice President of Industri-Matematik American Operations, Inc. in charge of services and support for the Americas, and he became the Company's Vice President--Worldwide Services and Support in February, 1999. Prior to joining the Company, Mr. Beaurain was President of ADP-GSI Logistics and Distribution, a distribution software company, since 1993.

    John P. Geraci, Jr., age 48, joined the Company in March, 1998. Prior to joining the Company, Mr. Geraci was a partner at The Complex Sale, where he provided sales consulting and training from 1995 to 1998, and from 1993 to 1995 he was the Chief Operating Officer at Blessing/White Inc., a human resource training Company. Mr. Geraci who has been the Company's Senior Vice President--Worldwide Sales and Marketing and President--Americas, was elected in August 2000, as Executive Vice President and Chief Operating Officer of the Company.

    Mats Lillienberg, age 39, joined IMAB in 1984 as a System Analyst responsible for development of enhancements to System ESS products and is currently Senior Vice President-Product Development.

    Lars-Goran Peterson, age 55, joined IMAB in 1992 as a Business Unit Manager and served as its Chief Financial Officer from January, 1994, through June, 1999. Mr. Peterson is currently Senior Vice President-Finance and Administration of the Company.

    Marvin S. Robinson, age 67, became the Secretary of the Company in October 1997. He has been a practicing attorney for more than the past five years and is a member of Tannenbaum Dubin & Robinson, LLP, which has been counsel to the Company since its inception. Mr. Robinson also has been a director, Vice President--General Counsel and Secretary of Garan, Incorporated, an American Stock Exchange listed apparel manufacturer which is not engaged in business with the Company, for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the Annual Meeting.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended April 30, 2000, 1999, and 1998, the compensation paid to or earned by the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers whose salary and bonus on an annual basis exceeded $100,000 for services rendered to the Company during the fiscal year ended April 30, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                               ANNUAL          -----------------------
                                                           COMPENSATION(2)     RESTRICTED   SECURITIES        ALL
                                                         -------------------     STOCK      UNDERLYING       OTHER
NAME AND                                       FISCAL     SALARY     BONUS     PURCHASES     OPTIONS     COMPENSATION
PRINCIPAL POSITION                              YEAR       ($)        ($)        (#)(3)        (#)            ($)
------------------                            --------   --------   --------   ----------   ----------   -------------
Philippe Beaurain...........................    2000      210,000     12,500                  150,000
Vice President-Worldwide                        1999      107,188     25,000
Service and Support

Stig G. Durlow..............................    2000      250,000(4)   50,000     65,000                    165,203(5)
Chairman, President,                            1999      250,000(4)  130,701    100,000                    165,203(5)
and Chief Executive Officer(1)                  1998      275,021                                            70,135(5)

John P. Geraci, Jr..........................    2000      240,000                             200,000         1,074(6)
Senior Vice President-                          1999      240,000                             275,000         1,074(6)
Worldwide Sales                                 1998       30,691
and Marketing and
President-Americas(1)

Mats Lillienberg............................    2000      101,554     23,402      50,000                     49,321(5)(7)
Senior Vice President-                          1999      107,854                                             6,528(5)(7)
Product Development                             1998       92,750                                             6,314(5)(7)

Lars-Goran Peterson.........................    2000      118,691     28,621     100,000                     30,319(5)(7)
Senior Vice President-                          1999      124,332                                            13,417(5)(7)
Finance and Administration                      1998      113,827

---------------

(1) In August 2000, Mr. Squire was elected Chairman of the Board, and
    Mr. Geraci was elected Executive Vice President and Chief Operating Officer.

(2) Amounts paid in foreign currency have been converted into U.S. dollars with respect to salaries at the average exchange rate in effect during each fiscal quarter, and with respect to bonuses and pension contributions at the average exchange rate in effect during each fiscal year.

(3) Represents shares of Common Stock purchased under the Company's Restricted Stock Program for which the named executives incurred indebtedness to the Company (see page 9). As of the end of the last fiscal year, the number and aggregate value (calculated on the basis of the market price less the consideration paid excluding shares purchased at prices in excess of the market value at the end of the last fiscal year) of such shares of Common Stock held by the named executive officers was: Mr. Durlow, 610,000 shares, $2,117,500; Mr. Peterson, 212,000 shares, $532,000; and Mr. Lillienberg, 190,000 shares, $665,000.

(4) Does not include $7,344 paid per month as an equivalent to the employee benefits he would have received had he been subject to Swedish taxation.

(5) Represents a private supplementary pension contribution. See page 8, "Employment Agreements", for a summary of the terms of the various employment agreements.

(6) Represents a matching contribution made by the Company pursuant to its 401(k) plan.

(7) Excludes pension contributions made on behalf of these executive officers pursuant to a plan administered by a Swedish national organization. See page 10, "Employee Benefit Plans".

                         FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING             VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                                                      AT FISCAL YEAR END (#)      FISCAL YEAR END ($)(1)
NAME                                                 EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                 -------------------------   -------------------------
Philippe Beaurain..................................          67,500/82,500            228,750/254,062
John P. Geraci, Jr. ...............................        200,000/275,000            267,500/282,500

------------

(1) Market value of the underlying securities at year-end, minus the exercise price.

    During the last fiscal year, a total of 40,000 shares which had been purchased pursuant to the Restricted Stock Program were sold by executive officers named in the Summary Compensation Table on page 7. The number of shares sold and the gain (sales price less purchase price) for each individual were as follows: Mr. Durlow, 20,000 shares sold, $216,250 gain, and Mr. Peterson, 20,000 shares sold, $288,750 gain. Other than pursuant to the Company's employee stock purchase plan, no options were granted to, and no shares were sold pursuant to the Restricted Stock Program to, any named executive officer during the last fiscal year.

                           TEN-YEAR OPTION REPRICINGS

                                                                   MARKET                                  LENGTH OF
                                                  NUMBER OF       PRICE OF       EXERCISE                   ORIGINAL
                                                  SECURITIES      STOCK AT       PRICE AT                 OPTION TERM
                                                  UNDERLYING      TIME OF        TIME OF                  REMAINING AT
                                                   OPTIONS      REPRICING OR   REPRICING OR      NEW        DATE OF
                                                 REPRICED OR     AMENDMENT      AMENDMENT     EXERCISE    REPRICING OR
NAME                                    DATE     AMENDED (#)        ($)            ($)        PRICE ($)    AMENDMENT
----                                    ----     -----------    ------------   ------------   ---------   ------------
John P. Geraci, Jr..................  05/18/98     258,750         14.875         24.75        14.875      9.8 years
Senior Vice President(1)

John P. Geraci, Jr..................  05/18/98      16,250         14.875         31.25        14.875      9.8 years
Senior Vice President(1)

---------------

(1) In August 2000, Mr. Geraci was elected Executive Vice President and Chief Operating Officer.

                             EMPLOYMENT AGREEMENTS

    The Company is party to an employment agreement with Mr. Durlow, amended and restated as of May 1, 1996, which provides for an annual salary and bonus set annually based upon the Company's revenues and profitability. The agreement also includes change of control provisions. The Company also makes a supplementary pension contribution for Mr. Durlow. The Company is party to an Employment Agreement dated March 16, 1998, with Mr. Geraci and an Employment Agreement dated October 16, 1998, with Mr. Beaurain both of which continue until terminated by the Company, or the employee. In the event the Company terminates Mr. Geraci's or Mr. Beaurain's employment without cause, the employee is entitled to one year's salary as severance. These agreements provide for an annual salary and a bonus based upon the revenues and profitability of the Company. The Company is party to employment agreements with its Swedish based executive officers named in the Summary Compensation Table on page 7 which provide for an annual salary and bonus and include other provisions that are customary in the Swedish labor market. The agreements also provide for supplementary pension contributions. Each of the executive officers referred to above also is entitled to an automobile allowance.

                              CERTAIN TRANSACTIONS

    In the last fiscal year, the Company and its subsidiaries paid a total of $511,000 in legal fees to the law firm of Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member.

                            RESTRICTED STOCK PROGRAM

    In May 1995, the Company instituted a restricted stock program ("Restricted Stock Program") pursuant to which shares of the Company's Common Stock may be purchased by certain key employees of the Company who may be taxable pursuant to the laws of Sweden in exchange for non-recourse promissory notes. The shares are issued through a wholly owned subsidiary of the Company, Software Finance Corporation ("SFC"). Principal on the promissory notes is due either nine or ten years after issuance with interest being due and payable annually.

    Under the terms of the Restricted Stock Program, SFC has an option to repurchase the shares issued to each employee so long as SFC pays an annual option price. The exercise price to be paid by SFC upon exercise of a purchase option is fair market value, provided that if the option to purchase is exercised prior to the end of a stated period, the exercise price is the initial purchase price for all and, after the first anniversary of the option agreement, a percentage of the shares decreasing by 20% each subsequent year, until the exercise price is fair market value. The annual option price is substantially equal to the interest due on the non-recourse promissory note.

    SFC has the right and obligation to apply against the payment of any principal due on the promissory note any amounts payable by SFC to the recipient of the shares as the exercise price under the Option Agreement. The Company has the ability to prevent the recipients from selling the purchased securities. The Company has not recognized any compensation expense in respect of the restricted stock in its statements of operations since the purchase price of the restricted stock did not differ from the estimated fair market value of the Common Stock on the date of issuance. The restricted stock shares issued under this program and any dividends paid are subject to a pledge and security interest held by SFC.

                             EMPLOYEE BENEFIT PLANS

    The Company provides retirement benefits for substantially all of its employees. In the United States, the United Kingdom, and The Netherlands the Company sponsors defined contribution plans. The Company's Swedish subsidiary, IMAB, has a supplemental defined contribution plan for certain key management employees. IMAB also participates in several pension plans (non-contributory for employees), which cover substantially all employees of its Swedish operations. The plans are administered by a national organization, Pensionsregistreringsinstitutet, in which most companies in Sweden participate. The level of benefits and actuarial assumptions are established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, except for Mr. Durlow, who did not file until April 21, 2000, a Form 4 reporting a transaction which took place on March 31, 2000, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The duty of the Compensation Committee is to set and administer policies for the Company's compensation programs, which include base and incentive pay plans for executive officers, stock option and employee stock purchase plans, and certain other employee benefit plans. The Committee is comprised of three members of the Board of Directors: Messrs. Durlow and Harris and Dr. Leimdorfer.

    The Compensation Committee of the Board of Directors is directly responsible for making recommendations relating to Mr. Durlow, the Company's President and Chief Executive Officer, and the Company's other executive officers, although the Compensation Committee relies upon the recommendations of Mr. Durlow with respect to the executive officers other than himself. The Compensation Committee also is responsible for administering the Company's Stock Option Plans and Restricted Stock Program. Mr. Durlow abstains from any action taken by the Compensation Committee regarding himself.

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee relating to compensation of the executive officers is to take into account the particular contribution of individual officers in attaining specific or overall goals and in carrying out their assigned functions and relate their performance to the overall operating results of the Company.

    In particular, Mr. Durlow's performance is considered to be reflected in the performance of the Company as a whole and he receives a fixed base salary plus contingent compensation using a formula generally based upon the Company's achieving specified revenue and/or profit goals in a fiscal year. His compensation formula is established early in each fiscal year and set forth in a supplement to his Amended and Restated Employment Agreement. In fiscal 2000, he earned a base salary of $250,000 and did not receive any contingent compensation based upon a formula but was given a $50,000 discretionary bonus.

                                          Compensation Committee
                                          Stig G. Durlow
                                          Jeffrey A. Harris
                                          Martin Leimdorfer

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index for the period commencing September 26, 1996, and ending on April 30, 2000.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COMPANY COMMON STOCK  NASDAQ US & FOREIGN STOCK INDEX  NASDAQ COMPUTER & DATA PROCESSING STOCK INDEX
26-Sep-96               $100.00                          $100.00                                        $100.00
30-Apr-97                $88.09                          $102.32                                        $108.74
30-Apr-98               $211.90                          $152.38                                        $169.60
30-Apr-99                $17.86                          $205.20                                        $260.04
30-Apr-00                $64.29                          $314.19                                        $380.27

    Cumulative total shareholder returns assume that $100 was invested on September 26, 1996, at the closing sales price in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index were prepared by the Center for Research in Security Prices.

             APPROVAL OF AN INCREASE IN THE SHARE RESERVE UNDER THE
         INDUSTRI-MATEMATIK INTERNATIONAL CORP. 1998 STOCK OPTION PLAN
                             (ITEM 2 ON PROXY CARD)

    In August, 2000, the Board of Directors approved an increase by 1,000,000 shares in the number of shares of Common Stock reserved for issuance under the Industri-Matematik International Corp. 1998 Stock Option Plan ("Plan") for selected employees and selected non-employee members of the Board of Directors, consultants, and other advisors of the Company and its subsidiaries. The purpose of the Plan is to attract and retain individuals of exceptional skill and to provide these individuals with an increased incentive to contribute to the future success and prosperity of the Company, thereby enhancing the value of the Common Stock for the benefit of the shareholders. With this increase, the Board of Directors has authorized a total of 4,000,000 shares of Common Stock for issuance upon the exercise of options granted under the Plan, subject to adjustment to avoid dilution by stock splits, stock dividends, and the like.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the increase in shares of Common Stock reserved under the Plan, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

SUMMARY OF THE PLAN:

    Options granted under the Plan ("Options") may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or options that are not ISOs ("Non-ISOs"). The purchase price of a share of Common Stock ("Exercise Price") under an Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted.

    The Plan is administered by the Compensation Committee of the Board of Directors, which presently consists of Messrs. Durlow and Harris and Dr. Leimdorfer. The Compensation Committee has full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper. Subject to the provisions of the Plan and the right of the Board of Directors to give specific directions as to the grant of options, the Compensation Committee determines in its discretion which of the key employees and non-employee members of the Board, consultants, or other advisors of the Company or any of its subsidiaries will be granted Options ("Optionee"), provided that if authorized by the Board, the Committee may delegate to an individual member of the Committee or an officer of the Company the discretion to determine, in accordance with guidelines established by the Board, which individuals will be granted options. At the direction of the Board, the Committee has delegated such authority to Mr. Durlow, the Company's Chief Executive Officer. Key employees will comprise those who contribute to the management, direction, and/or success of the Company. Non-employee Optionees will comprise members of the Board of Directors, consultants, or other advisors who, while not employees of the Company, have an ongoing relationship with the Company and make significant contributions to the overall success of the Company. Subject to the provisions of the Plan, the Compensation Committee determines in its discretion the number of shares of Common Stock subject to option under any such Options, the dates after which Options may be exercised in whole or in part (which shall be no later than the day preceding the tenth anniversary of the date of grant), whether Options shall be ISOs or Non-ISOs, and other terms and conditions of the Options. No ISO may be granted to any Optionee who is not an employee of the Company or any of its subsidiaries on the date of grant, and to the extent the fair market value at the date of grant of Common Stock subject to an Option which is exercisable for the first time in any calendar year exceeds $100,000, such excess portion of the Option may not be treated as an ISO.

    The Compensation Committee, in its sole discretion, may at any time, with the consent of the Optionee, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of shares of Common Stock and at a lower Exercise Price. However, the Compensation Committee is limited to doing this with respect to Options relating to an aggregate of 300,000 of the shares available for issuance under the Plan.

    Subject to the provisions of the Plan, an Option or portion thereof may be exercised by written notice to the Company accompanied by full payment of the Exercise Price in cash or cash equivalents, through the delivery of shares of Common Stock with an aggregate fair market value on the date of exercise equal to the Exercise Price, or by any combination of the above methods of payment, together with payment or arrangement for payment of any Federal income tax required to be withheld by the Company, if any. The Committee also may permit an Optionee to pay the Exercise Price by authorizing a third party to sell the shares of Common Stock acquired upon the exercise on condition that such third party remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price and any required tax withholding. The Compensation Committee will determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and will impose such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

    At or after the grant of an Option, the Compensation Committee also may grant stock appreciation rights as an alternate means for an Optionee to exercise an Option or a designated portion thereof. A stock appreciation right with respect to an Option or portion thereof is a right to receive an amount, payable in cash and/or shares of Common Stock in the discretion of the Compensation Committee, having a market value on the date of exercise equal to the product of (a) the excess of the fair market value of a share of Common Stock on the date of exercise over the Exercise Price of such share of Common Stock and (b) the number of shares of Common Stock that the Optionee would have received had such Option or portion thereof been exercised through the purchase of shares of Common Stock at such Exercise Price.

    At or after the grant of an Option, the Compensation Committee in its discretion may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee limited rights. A limited right with respect to an Option or portion thereof is the right to receive an amount in cash equal in value to the excess over the Exercise Price specified in the related Option, of the higher of (a) the highest price per share of Common Stock paid or offered in any transaction related to a Change of Control (as defined below) of the Company or (b) the highest fair market value per share of Common Stock at any time during the 60-day period preceding a Change of Control, such excess to be multiplied by the number of shares of Common Stock in respect of which the limited right is exercised. Generally, limited rights only may be exercised within the 30-day period following a Change of Control. However, limited rights are not exercisable by any Optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act") during the first 6 months after the grant of the limited right. In the event a Change of Control occurs within 6 months of the date of grant of a limited right, the 30-day exercise period for an Optionee who is subject to Section 16(b) of the Exchange Act shall be deemed to commence on the first day following such 6 month period.

    Under the Plan, a Change of Control is deemed to take place under four different circumstances: (a) the individuals who are directors on August 19, 1998, or successor directors who have been so designated by a majority of such directors ("Continuing Directors"), no longer constitute at least a majority of the Company's Board of Directors, (b) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act), together with its affiliates, through transactions not approved by the Continuing Directors who constitute a majority of the Board of Directors becomes the beneficial owner, directly or indirectly, of at least 40% of the Company's then outstanding Common Stock (including Common Stock owned prior to August 19, 1998) (c) the approval by the Company's shareholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation, and such surviving corporation (and such parent, if any) shall have at least five directors, or (d) at least a majority, all of whom shall be Continuing Directors, of the Directors in office immediately prior to any other action proposed to be taken by the Company's shareholders or by the Company's Board of Directors determines that such proposed action, if taken, would constitute a Change of Control of the Company and such proposed action is thereafter taken.

    Each Option is non-transferable during the lifetime of the Optionee. If an Optionee's employment with the Company or a subsidiary is terminated by the Company for cause or the service of the Optionee as a member of the Board of Directors, consultant, or other advisor is terminated for conduct constituting cause, each unexercised Option will expire on the date of cessation of employment or service as a director, consultant, or other advisor. If the Optionee's employment with the Company or a subsidiary or the Optionee's service as a director, consultant, or other advisor terminates for any reason other than for cause, each Option remains exercisable, to the extent it was exercisable at the time of cessation of employment or service as a director, consultant, or other advisor, until the earliest of: (a) the termination date under the Plan,
(b) the death of the Optionee, or such later date not more than six months after the death of the Optionee as the Compensation Committee, in its discretion, may provide, (c) the date two months after cessation of the Optionee's employment or service as a director, consultant, or other advisor by reason of retirement or if the Optionee's employment or service as a director, consultant, or other advisor is terminated by the Company other than for cause, (d) the date six months after cessation of the Optionee's employment or service as a director, consultant, or other advisor by reason of disability, and (e) the date one month after the cessation by the Optionee of his employment or service as a director, consultant, or other advisor other than by reason of retirement, disability, or death. If the Optionee dies while employed by the Company or any of its subsidiaries or while serving as a member of the Board of Directors, consultant, or other advisor each Option may be exercised by the Optionee's heirs or legal representatives until six months after the Optionee's death or, if earlier, the termination date of the Option.

    The Board of Directors may suspend, amend, or terminate the Plan in whole or in part. No amendment may be made without approval of the shareholders, however, which would: (a) materially modify the eligibility requirements for receiving Options, (b) materially increase the total number of shares of Common Stock which may be issued pursuant to Options, except as permitted under the Plan, or
(c) materially increase in any other way the benefits accruing to Optionees. Furthermore, no amendment, suspension, or termination of the Plan, without the consent of the Optionee, may impair any of the rights or obligations under any Option previously granted to an Optionee under the Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES:

    ISOS. Under present law, neither the grant nor the exercise of an ISO will result in taxable income to the Optionee, and the Company will not be entitled to receive a Federal income tax deduction at the date of grant or exercise. However, the difference between the Option exercise price and the fair market value of the shares of Common Stock at the time the Option is exercised is generally an item of tax preference for the Optionee.

    If the Optionee does not sell the shares of Common Stock acquired upon exercise of the Option within either (a) two years after the date of the grant of the Option or (b) one year after the date of exercise, a subsequent sale of the shares of Common Stock at a price different than the Option Price will be taxed as long-term capital gain or long-term capital loss, as the case may be. If the Optionee, within either of the above periods, disposes of shares of Common Stock acquired upon exercise of the Option, the Optionee will generally recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the Optionee on such disposition or (ii) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Optionee.

Any gain in excess of such amount recognized by the Optionee as ordinary income or any loss will be taxed as a long-term or short-term capital gain or loss, as the case may be (subject to the holding period requirements for long-term or short-term capital gain or loss treatment).

    NON-ISOS. Under present law, the grant of a Non-ISO under the Plan will not cause the Optionee to realize taxable income upon such grant nor will the Company receive a Federal income tax deduction at such time. Upon exercise of a Non-ISO, the Optionee will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares of Common Stock. Upon a subsequent sale of the shares of Common Stock, the Optionee will recognize short-term or long-term gain or loss, as the case may, be depending upon the Optionee's holding period for the stock on the difference between the fair market value of the shares of Common Stock on the date of exercise and the amount realized on the subsequent sale. The Company will be allowed an income tax deduction for the amount recognized as ordinary income by the Optionee.

    STOCK APPRECIATION RIGHTS. Cash amounts received by the Optionee upon the exercise of a stock appreciation right are taxed at ordinary income tax rates when received. An equivalent amount may be deducted at such time by the Company.

    LIMITED RIGHTS. Cash amounts received by the Optionee upon the exercise of a limited right are taxed at ordinary income tax rates when received and are deductible by the Company to the extent such amounts are included in an Optionee's income. However, certain amounts received by the Optionee upon the exercise of a limited right may be deemed "excess parachute payments" (within the meaning of Section 28OG of the Code) and to such extent would cause the Optionee to become liable for an additional 20% excise tax payable by the Optionee. Amounts that are deemed excess parachute payments are not deductible by the Company.

    The foregoing summary of Federal income taxation does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of state or local income tax laws or laws of any foreign country in which the Optionee may be subject to taxation.

             APPROVAL OF THE INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                         TRANSFERABLE STOCK OPTION PLAN
                             (ITEM 3 ON PROXY CARD)

    In August, 2000, the Board of Directors adopted the Industri-Matematik International Corp. Transferable Stock Option Plan ("Plan") for selected employees subject to Swedish income taxation and reserved 500,000 shares of Common Stock for issuance thereunder, subject to adjustment to avoid dilution by stock splits, stock dividends, and the like. The purpose of the Plan, which supplements the Company's other Stock Options Plans, is to attract and retain individuals of exceptional skill thereby enhancing the value of the Common Stock for the benefit of the shareholders. A copy of the Plan is annexed as Exhibit A.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to adopt the Plan, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

SUMMARY OF THE PLAN:

    Options to purchase shares of Common Stock will be sold to employees under the Plan ("Options"). The purchase price of an Option will be its fair market value on the date of sale. The purchase price of a share of Common Stock ("Exercise Price") which may be acquired on the exercise of an Option will be the fair market value of a share of Common Stock on the date the Option is sold.

    The Plan is administered by the Compensation Committee of the Board of Directors, which presently consists of Messrs. Durlow and Harris and Dr. Leimdorfer. The Compensation Committee has full power to sell Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper. Subject to the provisions of the Plan and the right of the Board of Directors to give specific directions as to the sale of Options, the Compensation Committee determines in its discretion which of the Company's employees subject to Swedish income taxation will be sold Options ("Optionee"), provided that if authorized by the Board, the Committee may delegate to an individual member of the Committee or an officer of the Company the discretion to determine, in accordance with the guidelines established by the Board, the employees to whom Options are to be sold. At the direction of the Board, the Committee has delegated such authority to Mr. Durlow, the Company's Chief Executive Officer. Employees will comprise those who contribute to management, direction, and /or success of the Company. Subject to the provisions of the Plan, the Compensation Committee determines in its discretion the number of Options to be sold and the period when Options may be exercised in whole or in part (which period shall end no later than the day preceding the tenth anniversary of the date of grant).

    Subject to the provisions of the Plan, an Option or portion thereof may be exercised by written notice to the Company accompanied by full payment of the Exercise Price in cash or cash equivalents. The Committee also may permit an Optionee to pay the Exercise Price by authorizing a third party to sell the shares of Common Stock acquired upon the exercise on condition that such third party remit to the Company a sufficient portion of sale proceeds to pay the Exercise Price.

    Each Option is transferable. If an employee owning Options terminates his employment with the Company for any reason, the Company has the right to repurchase his Options at their then market value or if the options are not publicly traded, for the acquisition price plus interest. The Company also has a similar right to purchase the Options if the Optionee desires to sell his Options.

    The Board of Directors may suspend, amend, or terminate the Plan in whole or in part. No amendment may be make without approval of the shareholders, however, which would: (a) materially modify the eligibility requirements for purchasing Options or (b) materially increase the total number of shares of Common Stock which may be issued pursuant to Options. Furthermore, no amendment suspension, or termination of the Plan, without consent of the Optionee, may impair any of the rights or obligations under any Option previously sold to an Optionee under the Plan.

TAX INFORMATION.

    Based on management's understanding of current Swedish tax laws, neither the purchase by the employee of an Option nor the purchase of shares on the exercise of the Option will have tax consequences to the employee. When the shares are subsequently disposed of, the employee will recognize capital gain. The Company will recognize income on the sale of the Options but not on the exercise of the Option. This summary does not purport to be complete and reference must be made to the provisions of the applicable income tax laws.

   APPROVAL OF AN INCREASE IN THE SHARE RESERVE UNDER THE INDUSTRI-MATEMATIK
             INTERNATIONAL CORP. 1997 EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 4 ON PROXY CARD)

    On May 25, 2000, the Board of Directors approved an increase in the number of shares of the Company's Common Stock reserved for issuance under the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan ("ESPP") by 600,000 shares. The Board of Directors is seeking shareholder approval of the increase in the share reserve so that the shares issued pursuant to the ESPP can receive favorable tax treatment.

    The purpose of the ESPP is to promote the success and enhance the value of the Company by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock through payroll deductions at a discount from market value. The Company also believes that the ESPP assists the Company in attracting and retaining employees of outstanding competence in the highly competitive labor markets in which the Company competes. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the increase in the share reserve for the ESPP, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

GENERAL

    The ESPP is administered by a Plan Administrator appointed by the Board of Directors. The current Plan Administrator is Karl Asp, the Company's Treasurer and Chief Financial Officer.

    Subject to the terms of the ESPP, the Plan Administrator has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP, including the power to designate the subsidiaries of the Company whose employees are permitted to participate in the ESPP. The Plan Administrator may make whatever rules, interpretations, and computations and take any other actions to administer the ESPP that he considers appropriate to promote the Company's best interests and to ensure that the ESPP remains qualified under Section 423 of the Code. The Plan Administrator, in his sole discretion, may amend or terminate the ESPP at any time.

COMMON STOCK SUBJECT TO THE ESPP

    With the 600,000 share increase approved by the Board of Directors on May 25, 2000, a maximum of 1,800,000 shares of Common Stock have been authorized for issuance under the ESPP. In the event of any stock split or other change in the capital structure of the Company, the Plan Administrator will make such adjustments, if any, as he deems appropriate in the number, kind, and purchase price of the shares available for purchase under the ESPP.

ELIGIBILITY

    Employees of the Company and its participating subsidiaries except those who are normally scheduled to work less than 20 hours per week or 5 months during a calendar year or who have the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company are eligible to participate in the ESPP.

ENROLLMENT AND CONTRIBUTIONS

    Eligible employees voluntarily elect whether or not to enroll in the ESPP and may cancel their enrollment at any time. The duration of each purchase period is at the discretion of the Plan Administrator but no purchase period may last longer than 23 months. Employees contribute to the ESPP through payroll deductions.

PURCHASE OF SHARES

    On the last day of each six month accrual period, each participating employee's payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of
(i) the market value of the Common Stock on the first business day of the purchase period or (ii) the market value of the Common Stock on the last business day of the accrual period. Market value under the ESPP means the closing price of the Common Stock on the Nasdaq national market for the day in question. Each employee may purchase up to 500 shares of Common Stock in each accrual period, and no employee may invest more than $21,250 in Common Stock through the ESPP in any calendar year.

TERMINATION OF PARTICIPATION

    Participation in the ESPP terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended so that the employee no longer is eligible to participate.

TAX INFORMATION

    Based on management's understanding of current Federal income tax laws, the Federal tax consequences of the purchase of shares of Common Stock through the ESPP by employees subject to United States income tax are as follows:

    A participating employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of Common Stock purchased through the ESPP.

    For shares which are disposed of more than two years after the first day of the applicable purchase period and more than one year from the exercise date ("Holding Period"), gain up to the amount of the discount from the market price of the Common Stock on the first day of the purchase period is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the employee sells the shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the Holding Period are taxed at ordinary income rates on the amount of discount received from the Common Stock's market price on the exercise date. Any additional gain (or loss) is taxed to the employee as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

    The Company will receive a deduction for Federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the Holding Period. The Company will not receive such a deduction for shares disposed of after the Holding Period.

    The foregoing summary of the effect of Federal income taxation upon the participating employee and the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of state or local income tax laws or laws of any foreign country in which the participant may be subject to taxation.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 5 ON PROXY CARD)

    The Board of Directors selects the Company's independent accountants on an annual basis for each ensuing fiscal year to serve at the discretion of the Board of Directors. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ohrlings PricewaterhouseCoopers, AB, as the Company's independent accountants for its fiscal year 2001. Ohrlings PricewaterhouseCoopers, AB has audited the financial statements of the Company since fiscal year 1994, and the Board of Directors considers the firm to be well qualified. No representative of Ohrlings PricewaterhouseCoopers, AB will be present at the Annual Meeting.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ohrlings PricewaterhouseCoopers, AB as the Company's independent auditors, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of 2000 Annual Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices no later than April 30, 2001, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                               PROXY SOLICITATION

    In addition to soliciting shareholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors, and others, including professional proxy solicitors, to solicit proxies, personally or by telephone. The cost of soliciting proxies will be borne by the Company.

                                         By Order of the Board of Directors,

                                         Marvin S. Robinson,
                                         SECRETARY

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 5 ON PROXY CARD)

    The Board of Directors selects the Company's independent accountants on an annual basis for each ensuing fiscal year to serve at the discretion of the Board of Directors. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ohrlings PricewaterhouseCoopers, AB, as the Company's independent accountants for its fiscal year 2001. Ohrlings PricewaterhouseCoopers, AB has audited the financial statements of the Company since fiscal year 1994, and the Board of Directors considers the firm to be well qualified. No representative of Ohrlings PricewaterhouseCoopers, AB will be present at the Annual Meeting.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ohrlings PricewaterhouseCoopers, AB as the Company's independent auditors, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of 2000 Annual Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices no later than April 30, 2001, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                               PROXY SOLICITATION

    In addition to soliciting shareholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors, and others, including professional proxy solicitors, to solicit proxies, personally or by telephone. The cost of soliciting proxies will be borne by the Company.

                                         By Order of the Board of Directors,

                                         Marvin S. Robinson,
                                         SECRETARY

                                                                       EXHIBIT A

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                         TRANSFERABLE STOCK OPTION PLAN
                                   SECTION I
                                    PURPOSE

    The purpose of the Industri-Matematik International Corp. Transferable Stock Option Plan is to provide favorable opportunities for certain selected employees of Industri-Matematik International Corp. and its subsidiaries who are subject to Swedish income taxation to purchase transferable options to acquire shares of Industri-Matematik International Corp. Common Stock in order to attract and retain employees of exceptional skill, thereby enhancing the value of the Common Stock for the benefit of shareholders.

                                   SECTION II
                          DEFINITIONS AND CONSTRUCTION

    2.1.  Terms used in this Stock Option Plan shall be defined as follows:

    Board shall mean the Board of Directors of IMIC.

    Cause shall mean (a) the Company's determination that (i) the Optionee has breached any agreement between the Company and the Optionee, (ii) the Optionee has willfully acted in a manner that is materially and demonstrably detrimental to the Company, (iii) the Optionee has materially failed to perform the duties or carry out the responsibilities assigned to him, or (iv) any other reason exists that the Company considers to be cause or (b) the Optionee committed one or more acts which constitute an indictable crime under Federal, state, or local law

    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

    Committee shall mean the Compensation Committee appointed by the Board to administer the Plan which shall be composed of at least two persons.

    Common Stock shall mean the Common Stock, $.01 par value, of IMIC.

    Company shall mean Industri-Matematik International Corp. and its Subsidiaries.

    Date of Employment Termination shall mean the date on which the Optionee is no longer an employee of the Company and shall include voluntary termination, termination by the Company with or without Cause, termination by the Company on account of the Optionee's Disability, or the date of the Optionee's death.

    Disability shall mean the inability of an Optionee, because of psychological, emotional, or physical reasons, to substantially carry out the duties performed by him for the Company for a period of time fixed by the Committee from time to time.

    Effective Date shall mean August 14, 2000.

    Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

    Exercise Period shall mean the period when an Option is exercisable.

    Exercise Price shall mean the price of a share of Common Stock payable by the Optionee on exercise of an Option.

    Fair Market Value of the Common Stock or of an Option on a specified day shall mean its Market Value on that day, but if the Common Stock or Options are not publicly traded, the Committee shall make a good faith determination of Fair Market Value of the Common Stock or of the Options.

    IMIC shall mean Industri-Matematik International Corp.

    Market Value shall mean, if the Common Stock or Options are publicly traded, the reported closing price of a share of Common Stock or of an Option on a specified day, or if there was no sale of Common Stock or Options reported on that day, then the reported closing price on the next preceding day on which there was such a sale.

    Option shall mean a transferable stock option sold under the Plan.

    Option Price shall mean the price payable by the Optionee to purchase the Option.

    Optionee shall mean an employee who has been sold one or more Options.

    Plan shall mean this Industri-Matematik International Corp. Transferable Stock Option Plan.

    Retirement shall mean retirement on or after age 65 or, with the advance consent of the Committee, at an earlier age.

    Securities Act shall mean the Securities Act of 1933, as amended from time to time.

    Subsidiary shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

    Termination Date shall mean the date selected by the Committee as the last day on which an Option may be exercised.

    2.2. When used in this Plan, unless the context clearly indicates to the contrary, (a) the masculine gender shall include the feminine and neuter genders, (b) the feminine gender shall include the masculine and neuter genders,
(c) the neuter gender shall include the masculine and feminine genders, (d) the singular shall include the plural, and (e) if a defined term is intended, it shall be capitalized.

                                  SECTION III
                                 ADMINISTRATION

    3.1. Except as otherwise provided in the Plan, and subject to the provisions of Section 3.2, the Committee shall administer the Plan and shall have full power to sell Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan including the delegation of administrative responsibilities which it believes reasonable and proper.

    3.2. Subject to the provisions of the Plan and/or a specific direction from the Board, the Committee shall establish the policies and criteria pursuant to which it shall sell Options and administer the Plan and, in its discretion, shall determine which employees of the Company shall be sold Options, the number of shares covered by such Options, and the terms and conditions of the Options. If authorized by the Board, the Committee may delegate to an individual member of the Committee or an officer of the Company the discretion to determine, in accordance with guidelines established by the Board, which employees of the Company shall be sold Options, the number of shares covered by any such Options, and the terms and conditions of the Options.

    3.3. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   SECTION IV
                           SHARES SUBJECT TO THE PLAN

    4.1. The total number of transferable Options which may be sold and the total number of shares of Common Stock available for and exercise of Options under the Plan shall be 500,000, subject to adjustment in accordance with
Section VII. The shares may be either authorized and unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future sale of Options and issuance of shares.

                                   SECTION V
                                  ELIGIBILITY

    5.1. Options may be sold to employees of the Company who are subject to Swedish income taxation or to persons who have been engaged to become employees of the Company who are subject to Swedish income taxation. If the Committee or the Board deems it appropriate to do so, the Options may be sold or otherwise transferred by IMIC to its Swedish Subsidiaries for sale or resale to Optionees by such Swedish Subsidiaries. Optionees will comprise, in general, employees who contribute or who are expected to contribute to the management, direction, and overall success of the Company.

                                   SECTION VI
                                TERMS OF OPTIONS

    6.1. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares exercisable pursuant to each Option sold, the Exercise Price, the Exercise Period and the Termination Date.

    6.2. The written agreement referred to in Section 6.1 also shall provide that (a) unless the Options or shares of Common Stock acquired on the exercise of the Option are then currently registered under the Securities Act, if counsel to IMIC advises that the same is required, prior to execution of an Option Agreement or delivery of the shares acquired upon the exercise of the Option the Optionee shall agree to hold such Option or shares for investment only and not with a view to resale or distribution thereof to the public, and such Optionee shall deliver to IMIC a letter to that effect in a form specified by counsel to IMIC together with any additional documents specified by counsel, (b) in the event that sale of Options or issuance of shares of Common Stock on exercise of the Option is subject to laws, rules, and/or regulations of a jurisdiction other than the United States of America, the Optionee simultaneously shall comply with the requirements of counsel to IMIC to satisfy the same, (c) if an Optionee desires to sell his Options, he must notify IMIC and IMIC shall have the right to acquire it for the Market Value of the Option at the date of the notice, or if there is no Market Value, the price shall be the Optionee's acquisition cost plus interest at the prime rate in New York City in effect from time to time from the date of acquisition to the date of payment by the Company, and (d) if on his Date of Employment Termination an Optionee owns Options, the Company shall have the right to purchase all such Options for the Market Value of the Options on the Date of Employment Termination or if there is no Market Value, the price shall be the Optionee's acquisition cost plus interest at the prime rate in New York City in effect from time to time from the date of acquisition to the date of payment by the Company.

    6.3. The Exercise Price for an Option shall be the Fair Market Value of a share of Common Stock on the date the Option is sold.

    6.4. The Committee shall determine the Termination Date for each Option sold.

    6.5. An Option or portion thereof shall be exercised by delivery of a written notice of exercise to IMIC and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. Payment of the price of Common Stock purchased pursuant to an Option or portion thereof shall be made in United States dollars in cash or by check, bank draft, or money order payable to the order of IMIC, by wire transfer to an account designated by IMIC, or by such other payment method as the Committee, in its discretion, may authorize. The Committee may permit an Optionee to pay the Exercise Price by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option on condition that such third party remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price.

    6.6. The Company, in its discretion, may require an Optionee to pay any taxes or other statutory deductions for which the Company is obligated to withhold and the Optionee is liable based upon the sale or purchase of an Option or exercise of the Option.

    6.7. Each Option shall be exercisable by the Optionee or by his transferee, including a transferee by operation of law.

    6.8. Any Optionee who was an employee of the Company at the time the Option was exercised who disposes of shares of Common Stock acquired upon the exercise of an Option either (a) within two years after the date of the sale of the Option under which the Common Stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify IMIC of such disposition and of the amount realized upon such disposition.

                                  SECTION VII
                                  ADJUSTMENTS

    7.1.  If (a) IMIC shall at any time be involved in a transaction to which
Section 424(a) of the Code is applicable, (b) IMIC shall declare a dividend payable in, or shall subdivide or combine, its Common Stock, or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section IV shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Section VII shall be conclusive and binding upon each Optionee.

                                  SECTION VIII
                       AMENDMENT AND TERMINATION OF PLAN

    8.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided that no such amendment shall be made which would, without approval of the shareholders of IMIC:

        8.1.a. Materially modify the eligibility requirements for purchasing Options; or

        8.1.b. Without the approval of shareholders, increase the total number of shares of Common Stock which may be issued pursuant to the exercise of Options, except as provided in Section VII.

    8.2. No amendment, suspension, or termination of this Plan, without the Optionee's consent, shall alter or impair any of the rights or obligations under any Option theretofore sold to an Optionee under the Plan.

                                   SECTION IX
                        GOVERNMENT AND OTHER REGULATIONS

    9.1. The obligation of IMIC to sell Options and to issue, or transfer and deliver, shares when Options are exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders, and approvals which shall then be in effect and required by governmental entities and/or any national securities exchange on which Common Stock may be traded or listed.

                                   SECTION X
                            MISCELLANEOUS PROVISIONS

    10.1. The right of the Company to terminate (whether by dismissal, discharge, retirement, or otherwise) the Optionee's employment at any time at will or as otherwise provided by any agreement between the Company and the Optionee is specifically reserved. No holder of an Option shall have any of the rights of a shareholder with respect to the shares subject to each Option except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

    10.2.  All expenses of administering the Plan shall be borne by IMIC.

    10.3. Payments received from Optionees upon the sale and exercise of Options shall be used for the general corporate purposes of IMIC.

    10.4. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by IMIC against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option sold under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by IMIC) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or bad faith, provided that upon the institution of any such action, suit, or proceeding, a Committee or Board member, in writing, shall give IMIC notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such member's own behalf.

                                   SECTION XI
                    SHAREHOLDER APPROVAL AND EFFECTIVE DATE

    11.1. The Plan shall become effective upon adoption by the Board. However, if the Plan is disapproved within one year after the Plan is adopted by the Board by the vote at a meeting of the shareholders of IMIC at which a quorum is present by the holders of a majority of the shares voting at that meeting, the Plan shall terminate at the time of that meeting of shareholders or, if no such meeting is held, after the passage of one year from the date the Plan was adopted by the Board, and all Options shall be reacquired by the Company at the Fair Market Value as at such date. Options may not be sold under the Plan after the day before the 10th anniversary of adoption by the Board.

                                                                 SKU#1581-PS--00

                                   DETACH HERE

                                      PROXY

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stig G. Durlow and Marvin S. Robinson, or either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of shareholders of Industri-Matematik International Corp., to be held at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York, on Wednesday, October 11, 2000, at 10:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated August 25, 2000, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
-------------                                                      -------------

                                   DETACH HERE

    PLEASE MARK
|X| VOTES AS IN
    THIS EXAMPLE.

    PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

    1.  Election of Directors.
        NOMINEES:  (01) Stig G. Durlow, (02) Jeffrey A. Harris,
                   (03) William H. Janeway, (04) Martin Leimdorfer, and (05) Geoffrey W. Squire

                   FOR ALL        WITHHELD FROM ALL
                     |_|                 |_|



                  |_|
                     -----------------------------------
                     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


    2.  To approve an increase in the shares           FOR    AGAINST    ABSTAIN
        reserved for issuance under the
        Industri-Matematick International Corp.        |_|      |_|        |_|
        1998 Stock Option Plan.

    3.  To approve the Industri-Matematik              |_|      |_|        |_|
        International Corp. Transferable
        Stock Option Plan.

    4.  To approve an increase in the shares           |_|      |_|        |_|
        reserved for issuance under the
        Industri-Matematik International Corp.
        1997 Employee Stock Purchase Plan.

    5.  To ratify the selection of Ohrlings            |_|      |_|        |_|
        PricewaterhouseCoopers AB as
        Independent public accountants for
        the fiscal year ending April 30, 2001.

    6.  To transact such other business as may properly come before the meeting.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|

    Please sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

    Signature                                        Date
             ---------------------------------------      ---------------------

    Signature                                        Date
             ---------------------------------------      ---------------------